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                                                                    Exhibit 16.1

[PRICEWATERHOUSECOOPERS LOGO]

                                                      PricewaterhouseCoopers LLP
                                                      125 High Street
                                                      Boston, MA 02110-1707
                                                      Telephone (617) 530 5000
                                                      Facsimile (617) 530 5001
                                                      www.pwc.com

June 28, 2007



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by BearingPoint, Inc. in the first and second paragraphs of Item 9 to the BearingPoint's Annual Report on Form 10-K for the year ended December 31, 2006. We agree with the statements concerning our Firm in the first and second paragraphs of such Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP